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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation
                                                    CONTACT: Natalie S. Hairston
                                                                  (281) 821-3200


          ENGLOBAL CORPORATION ANNOUNCES IMPROVED THIRD QUARTER RESULTS
                               AND RECORD BACKLOG

HOUSTON, TX, NOVEMBER 9, 2004 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering services, today reported net income of $0.03 per share on revenues of $37.2 million for the quarter ended September 30, 2004. These results reflect increases when compared to the prior year quarter ended September 30, 2003, which produced net income of $0.02 per share on revenues of $35.4 million. Results for the nine months ended September 30, 2004 also compare favorably to the same nine months of 2003, with net income increasing from $0.06 to $0.07 per share, and revenue increasing from approximately $88 million to $103 million for the two comparison periods.

Michael L. Burrow, P.E., ENGlobal's Chairman and Chief Executive Officer, stated, "In previous reports, I have made general observations that our industry appears to be strengthening and we have recently received what we believe may be confirmation of this trend. The new work awarded to ENGlobal climbed steadily during recent months, from $5.3 million in June, to $6.8 million in July, $10.3 million in August and a record $18 million for September." Mr. Burrow continued, "This improved business environment has resulted in a record backlog for ENGlobal of approximately $82 million, with billable hours also showing increases since July. Another encouraging sign for our business is the significantly improved financial results for our Systems segment this quarter."

While contracts may be modified, expanded or canceled, historically ENGlobal has successfully completed its work under a high percentage of its outstanding contracts.

The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 will be filed with the Securities and Exchange Commission on or about November 11, 2004 reflecting these results.

About ENGlobal Corporation
--------------------------
ENGlobal Corporation provides engineering services and systems principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering services group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,300 employees and occupies over 275,000 square feet of office and manufacturing space. In 2004, the Company was named the fastest growing engineering firm in the United States by ZweigWhite. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


                                    ~ more ~


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           600 Century Plaza Drive o Suite 140 o Houston, Texas 77073
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
November 9, 2004
Page 2



Safe Harbor for Forward-Looking Statements
------------------------------------------
Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Reference is hereby made to cautionary statements set forth in the Company's Form 10-K for the year ended December 31, 2003, Form 10-Q's for the quarters ended September 30, 2004, June 30, 2004 and March 31, 2004, current Forms 8-K, and other SEC filings. Among other matters, there can be no assurance that operating results will continue to be as good or better than the operating results from the current quarter, that financial performance of the systems segment will continue to be profitable, that contracts will not be canceled at a higher rate than ENGlobal has previously experienced, or that the Company's operations as a whole will continue to be profitable. In addition, the information contained in this press release is also subject to the risk factors identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                FINANCIAL HIGHLIGHTS
                                        (in thousands, except per share data)

                                                             Quarter Ended                 Nine Months Ended
                                                             September 30,                   September 30,
                                                     ----------------------------    -----------------------------
                                                         2004            2003*           2004             2003*
                                                     ------------    ------------    ------------     ------------
Revenue                                              $     37,272    $     35,435    $    102,547    $     87,713
Costs and expense:
   Direct cost                                             32,452          31,094          89,291          75,221
   Selling, general and administrative                      3,257           2,933           9,536           8,554
   Depreciation and amortization                              321             217             858             595

Operating Income                                     $      1,242    $      1,191    $      2,862    $      3,343

Other income (expense)                                         24            (316)             52            (360)
Interest income (expense), net                               (122)           (204)           (418)           (611)
                                                     ============    ============    ============    ============

Income before tax                                           1,144             671           2,496           2,372
Provision for income tax                                      389             277             849             901
     Loss from discontinued operations, net of tax           --               (12)           --               (47)
                                                     ------------    ------------    ------------    ------------
Net income/(loss)                                    $        755    $        382    $      1,647    $      1,424
Preferred stock dividends                                    --                27            --               131
                                                     ------------    ------------    ------------    ------------
Earnings available to common
     stockholders                                    $        755    $        355    $      1,647    $      1,293
                                                     ==============================================================

Basic and diluted earnings per share:
Net income/(loss) per share (basic)                           .03             .02             .07             .06
Net income/(loss) per share (diluted)                         .03             .01             .07             .05
Weighted average number of shares
     outstanding (basic)                               24,060,689      23,447,429      24,043,734      23,056,609
Weighted average number of shares
     outstanding (diluted)                             24,216,826      24,061,823      24,199,871      23,637,894



                                                             Quarter Ended                 Nine Months Ended
                                                             September 30,                   September 30,
                                                     ----------------------------    -----------------------------
                                                         2004            2003*           2004             2003*
                                                     ------------    ------------    ------------     ------------
Other Operational Information
-----------------------------
Revenues by business segment:
   Engineering                                       $     32,796    $     32,376    $     92,730    $     75,948
   Systems                                                  4,476           3,059           9,817          11,765
                                                     ------------    ------------    ------------    ------------
     Total                                                 37,272          35,435         102,547          87,713
                                                     ============    ============    ============    ============


Selected Balance Sheet Data                                           As of
---------------------------                          ---------------------------------------
                                                     September 30, 2004    December 31, 2003
                                                     ------------------    -----------------
Balance sheet data:
   Property and equipment, net                             $ 4,755              $ 4,302
   Total assets                                             43,768               42,530
   Long-term debt, net of current portion                    7,939                7,506
   Capital leases, net of current portion                        2                   12
   Stockholders' equity                                     19,288               18,175

* Income statement data for the quarter and nine months ended September 30, 2003 does not take into account the conversion of the Company's Series A Preferred
Stock that occurred in August 2003.

                                       ###
